Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webster Financial Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG LLP



Hartford, Connecticut
March 3, 1999